Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our report dated October 12, 2020, relating to the balance sheet of Turmeric Acquisition Corp. as of September 1, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 28, 2020 (inception) through September 1, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 12, 2020